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                                                                     EXHIBIT 3.2

                              ARTICLES OF AMENDMENT
                                       TO
                          THE ARTICLES OF INCORPORATION
                                       OF
                            SOURCE ENERGY CORPORATION

      Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned corporation (the "CORPORATION") hereby adopts the following Articles of Amendment to its Articles of Incorporation:

      First: The name of the Corporation is SOURCE ENERGY CORPORATION.

      Second: The following amendment to the Articles of Incorporation was duly adopted by the board of directors of the Corporation on November 10, 2005 and was duly adopted by the shareholders of the Corporation at a meeting held on December 9, 2005:

                                   "ARTICLE I
                               Name of Corporation

            The name of the corporation is INNUITY, INC."

      Third: The number and only class of shares of the Corporation outstanding at the time of said adoption was 16,371,289 shares of common stock, and the number of shares entitled to vote thereon was 16,371,289 shares of common stock. The number of shares of common stock indisputably represented at the special meeting of shareholders was 12,260,422, with 12,260,418 shares voting in favor of the amendment. The number of shares voting in favor of the amendment was sufficient to approve the amendment.

      Fourth: These Articles of Amendment shall become effective immediately upon filing.

                            [Signature page follows.]

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      IN WITNESS WHEREOF, the undersigned Chairman, Chief Executive Officer and
Secretary, having been thereunto duly authorized, has executed these Articles of Amendment for the Corporation under penalty of perjury this 9th day of December, 2005.

SOURCE ENERGY CORPORATION

By: /s/ John R. Wall
    ----------------------------------------------------
    John R. Wall
    Chairman, Chief Executive Officer and Secretary